Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2017 (the “Report”) of ProShares Trust II (the “Registrant”) and each of its Funds, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Todd Johnson, the Principal Executive Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 26, 2018	By:	/s/ Todd Johnson
	Name:	Todd Johnson
	Title:	Principal Executive Officer
ProShares Trust II